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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549



                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                     Date of Report  SEPTEMBER 30, 1997
                                   --------------------

                           PETRACOM HOLDINGS, INC.
                           -----------------------
             (Exact Name of Registrant as Specified in Charter)


        DELAWARE                        33-98756                 59-3324165
        --------                        --------                 ----------
(State or Other jurisdiction           (Commission             (IRS Employer
 of Incorporation)                     File Number)          Identification No.)


             1527 N. DALE MABRY HWY., SUITE 105, LUTZ, FL  33549
             ---------------------------------------------------
                   (Address of Principal Executive Office)



                               (813) 948-2554
                               --------------
            (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS

The sole owner of the voting common stock of Petracom Holdings, Inc. (the "Company") has entered into an agreement to sell all of its voting common stock of the Company. The agreement is subject to various conditions including primarily, regulatory approval. In connection with the sale of the voting stock, the Company has also entered into a letter agreement to sell the assets of its radio stations. The letter agreement is subject to various conditions including the negotiation of a definitive asset sales agreement, the buyer's due diligence review and regulatory approval. Regulatory approvals and consummation of the transactions are expected in the fourth quarter of 1997 or the first quarter of 1998.


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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




PETRACOM HOLDINGS, INC.


By    /s/ HENRY A. ASH
  ------------------------------
        Henry A. Ash
        President
        Date: October 10, 1997




By      /s/ HENRY A. ASH            President and Director (principal executive
  ------------------------------    officer and sole director)
        Henry A. Ash
        Date: October 10, 1997


By     /s/ JOSEPH M. FRY            Vice President, Chief Financial Officer,
  ------------------------------    Treasurer and Assistant Secretary
         Joseph M. Fry              (principal financial officer and principal
         Date: October 10, 1997     accounting officer)